UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2007

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2007, the executive officers of People’s United Financial, Inc. (the “Company”) received grants of restricted stock and stock options under the Company’s 2007 Recognition and Retention Plan and 2007 Stock Option Plan. Both plans were approved by the Company’s shareholders at the Annual Meeting of Shareholders held on October 18, 2007.

Grants to the executive officers were as follows:

	Restricted Stock	Stock Options
John A. Klein	734,807	1,722,054
Chairman, President and Chief Executive Officer

Jacinta A. Coleman	119,868	229,434
Executive Vice President

Robert R. D’Amore	289,912	554,911
Executive Vice President

Brian F. Dreyer	250,886	480,211
Executive Vice President

Bryan J. Huebner	119,868	229,434
Executive Vice President

William T. Kosturko	178,408	341,483
Executive Vice President and General Counsel

Henry R. Mandel	139,381	266,784
Executive Vice President

Philip R. Sherringham	446,019	853,709
Executive Vice President and Chief Financial Officer

Mark K. Vitelli	139,381	266,784
Executive Vice President

All of the awards will vest in 20% annual increments over the next five years. A portion of the shares of restricted stock, and a portion of the shares acquired upon the exercise of stock options, will be subject to restrictions on transfer for two years following the date

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of vesting (in the case of restricted stock) or acquisition (in the case of options). The exercise price of all stock options is $18.10, which was the fair market value of the Company’s common stock on the grant date.

In addition to the grants made to executive officers, a total of 833,500 shares of restricted stock and 3,177,250 stock options were awarded to 133 employees of People’s United Bank under the 2007 Recognition and Retention Plan and the 2007 Stock Option Plan. The terms of these grants were identical to the terms of the grants made to the executive officers, except that the restrictions on transfer after vesting or acquisition do not apply.

No awards were made under either plan to non-employee directors of the Company at this time. No decisions have been made about possible awards to directors in the future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: October 26, 2007	By:	/s/ William T. Kosturko
(Signature)

	Name:	William T. Kosturko
	Title:	Executive Vice President and General Counsel

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